UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

ROWAN COMPANIES plc

(Exact name of registrant as specified in its charter)

England and Wales	1-5491	98-1023315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5450	77056
Houston, Texas
(Address of principal executive offices)	(Zip Code)

(713) 621-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 23, 2014, Rowan Companies, Inc. (the “Company”) and Rowan Companies, plc (the “Parent”) entered into the Amended and Restated Credit Agreement dated as of January 23, 2014 (the “ Amended Credit Agreement”) among the Company, the Parent, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender and Citibank, N.A., DNB Bank ASA, New York Branch, Royal Bank of Canada, Bank of America, N.A., Barclays Bank PLC and Goldman Sachs Bank USA, as co-syndication agents.

By entering into the Amended Credit Agreement, the Company amended its principal bank credit facility to increase its borrowing capacity thereunder from $750 million to $1.0 billion, and to provide for an accordion feature that will permit, subject to the requisite consent of the lenders, its borrowing capacity under the facility to be increased to a maximum of $1.25 billion. The $1.0 billion in lending commitments under the Amended Credit Agreement includes a $150 million sublimit for standby letters of credit and a $50 million sublimit for swingline loans.

The Company intends to use this revolving credit facility to finance ongoing working capital requirements and for other general corporate purposes. The Company may request advances, including swingline advances, pursuant to the revolving commitment of the lenders in the form of base rate advances or eurodollar advances. Interest on base rate advances will accrue at a base rate margin (currently 0.5%) based on the Company’s debt rating plus the greatest of: (a) a prime rate in effect on the date of the borrowing request, (b) the federal funds rate on the date of the borrowing request plus 0.5% and (c) LIBOR plus 1.0%. Interest on eurodollar advances will accrue at LIBOR plus a eurodollar margin (currently 1.5%) based on the Company’s debt rating. The Amended Credit Agreement matures on January 23, 2019.

In the Amended Credit Agreement, the Company and the Parent have agreed to certain covenants, including one financial covenant limiting the total indebtedness of the Parent and its subsidiaries on a consolidated basis. The Amended Credit Agreement also contains customary events of default, the occurrence of which may trigger an acceleration of the maturity date under the Amended Credit Agreement.

The foregoing summary of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 of Form 8-K is set forth in Item 1.01 above, the contents of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated January 23, 2014 among Rowan Companies, Inc., as Borrower, Rowan Companies plc, as Parent, the Lenders named therein, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender and Citibank, N.A., DnB Bank ASA, New York Branch, Royal Bank of Canada, Bank of America, N.A., Barclays Bank PLC and Goldman Sachs Bank USA, as Co-Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rowan Companies plc

By:	/s/ Kevin Bartol
Name: Kevin Bartol
Title: Senior Vice President - Finance and CFO

Date: January 28, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement dated January 23, 2014 among Rowan Companies, Inc., as Borrower, Rowan Companies plc, as Parent, the Lenders named therein, Wells Fargo Bank, National Association, as Administrative Agent, Issuing Lender and Swingline Lender and Citibank, N.A., DnB Bank ASA, New York Branch, Royal Bank of Canada, Bank of America, N.A., Barclays Bank PLC and Goldman Sachs Bank USA, as Co-Syndication Agents.

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